Exhibit 99.1

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NEWS RELEASE
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                                               CONTACT: Jeff Brentano
                                                         913 367 2121
                                                         NYSE:  FDY

                          ATCHISON CASTING CORPORATION
                            REVISES EARNINGS GUIDANCE

      Atchison, Kansas - June 8, 2001 - Atchison Casting Corporation (NYSE:FDY) today revised the earnings guidance contained in its press release of May 11, 2001.

   On May 11, 2001, Atchison issued a press release announcing its results for the first three quarters of fiscal 2001 and the completion of restated results for prior periods. This press release contained the following statement by Hugh
H. Aiken, CEO: "I am hopeful that we may return to profitability sometime during calendar 2002". The correct statement should have been: "I am hopeful that we may return to profitability sometime during fiscal 2002".

     ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

     This press release contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from the expected results because of a variety of factors, including the size and timing of future acquisitions, business conditions and the state of the general economy, particularly the capital goods industry, the strength of the U.S. dollar, British pound sterling and the Euro, interest rates, the Company's ability to renegotiate or refinance its lending arrangements, utility rates, the availability of labor, the successful conclusion of union contract negotiations, the results of any litigation arising out of the accident at Jahn Foundry, the results of any litigation or regulatory proceedings arising from the accounting irregularities at the Pennsylvania Foundry Group, the competitive environment in the casting industry and changes in laws and regulations that govern the Company's business, particularly environmental regulation.